                                                                    EXHIBIT 10.8

                                                  GENERAL BUSINESS: 516-843-5500
                                                               FAX: 516-843-5665

[LOGO] HENRY SCHEIN INC.
135 DURYEA ROAD
MELVILLE, NEW YORK 11747

THIS AGREEMENT is entered into this 30th day of May, 1997, by and between Schick Technologies, Inc. ('SUPPLIER') and Henry Schein, Inc., its subsidiaries and affiliates, (collectively, 'HSI') for the production, packaging and distribution of medical devices and other goods and services as set forth in the attachments to this AGREEMENT, to be sold to healthcare professionals labeled under the [LOGO] Henry Schein Brand, or other brand names specified by HSI ('PRODUCTS').

  1.                GENERAL SUPPLIER REQUIREMENTS

  1.1               SUPPLIER will manufacture, label and supply for HSI, PRODUCTS. SUPPLIER hereby declares and will provide any required Declaration of Conformity that the PRODUCTS meet all required design and quality standards agreed upon by HSI and SUPPLIER and all such standards necessary to legally market the PRODUCTS in all countries where HSI may elect to market and sell the
                    PRODUCTS.

  1.1.1             Attached to this AGREEMENT are specifications and pricing for each of the PRODUCTS. The parties anticipate that a number of additional PRODUCTS may be supplied under this AGREEMENT and in accordance therewith, the parties will add attachments for each PRODUCT in a format similar to the attachment labeled 'example'. Any modifications to this AGREEMENT or any attachment must be made in writing, signed by each party and, in accordance with this
                    AGREEMENT.

  1.2               SUPPLIER will provide technical product labeling information consistent with SUPPLIER's regulatory filings and sufficient for safe and effective use of the PRODUCTS in accordance with their intended use. PRODUCT'S labeling will be reviewed and approved, by SUPPLIER and by
                    HSI.

  1.3               SUPPLIER will ensure that the PRODUCTS, including all labeling and packaging, comply fully with applicable United States Food and Drug Administration Regulations, United States
                    Environmental Protection Agency Regulations, The European Community Medical Devices Directive
                    (MDD), International Standards Organization (ISO) Standards, and any and all other applicable laws, rules, regulations and standards for each market covered by this AGREEMENT. SUPPLIER shall indemnify and defend HSI for any failure to so comply. SUPPLIER agrees to complete all applicable registrations required by any government agency. In the event SUPPLIER fails to comply with any laws, regulations or standards noted above, SUPPLIER will be responsible for any fines and or penalties levied upon HSI as a result of such failure to comply, and will immediately indemnify HSI. SUPPLIER will also sign the attached Continuing Guaranty and
                    Indemnification.

  1.3.1             SUPPLIER will provide to HSI any documents required to comply with the MDD or other applicable regulations. Specifically, SUPPLIER will provide HSI as required by the MDD with

                    Summary Technical Documentation, including risk analysis information, Essential Requirements,
                    Summary Device Specifications and Certificate of Conformity. SUPPLIER will provide HSI with notice of any recalls. SUPPLIER will also sign the attached Agreement of Compliance with
                    Medical Device Directives. SUPPLIER will provide HSI, on request, copies of release tests and certificates of conformance for any lot or serial number of PRODUCT.

1.4 SUPPLIER will warranty the PRODUCTS against any defect in material and workmanship. SUPPLIER will make no changes to the PRODUCTS quality or specifications without the written consent of HSI. SUPPLIER at its sole cost and expense will immediately replace defective PRODUCTS upon notice from HSI. SUPPLIER agrees to compensate HSI for any necessary recall of the PRODUCTS. SUPPLIER will also provide adequate explanation of the change and revise any literature as required.

1.5 SUPPLIER will maintain not less than $1,000,000.00 of occurrence liability insurance (valid in the United States and other countries where the products are to be sold) covering the PRODUCTS to be supplied under this AGREEMENT and shall supply HSI with certificates evidencing such coverage and shall co-name HSI, its subsidiaries and affiliates as an additional named insured on the occurrence liability policy. SUPPLIER will provide HSI with a copy of insurance certificate before shipping the PRODUCTS under this AGREEMENT.

1.6 SUPPLIER represents and warrants that SUPPLIER has all necessary right and title to all equipment, technologies and intellectual property (patents, trademarks and trade secrets) required to make the PRODUCTS and sell the PRODUCTS to HSI. SUPPLIER will defend any claim that the PRODUCTS infringe any patent or other intellectual property right of any third party and will indemnify and hold HSI harmless from any claim that the PRODUCTS infringe any patent or other intellectual property right of any third party.

1.7 SUPPLIER will (if required) provide HSI with proof of federal, state and foreign registrations and regulatory compliance for the PRODUCTS, prior to the delivery of PRODUCTS to any HSI facility.

1.8 SUPPLIER will not produce or sell to third parties any products packaged with the Schein name or any other HSI trademark, or otherwise in a way that they might be confused with the PRODUCTS.

1.9 SUPPLIER agrees that neither SUPPLIER nor SUPPLIER'S subcontractors will engage in illegal, discriminatory, or exploitative business practices.

2. TERM

2.1 The 'Initial Term' of this AGREEMENT commences on the date of this AGREEMENT and terminates twelve (12) months later. The provisions of this AGREEMENT shall be automatically renewed for additional one-year terms ('Renewal Term'), with the first such Renewal Term to begin at the end of the Initial Term for so long as HSI purchases at least 500 PRODUCT systems per year. If either party wishes to terminate this agreement for cause, they shall give the other party at least 180 days notice, during which period the other party shall have an opportunity to cure.


3. PRICING

3.1 SUPPLIER agrees that HSI's acquisition costs for PRODUCTS shall not be increased during the first year of the Initial Term.

3.2 SUPPLIER agrees to provide the PRODUCTS to HSI at the lowest cost offered to any third party for substantially the same PRODUCTS in equal or smaller quantities. Accordingly, SUPPLIER agrees to provide PRODUCTS to HSI at prices as set forth on the attachments covering each PRODUCT purchased by HSI from SUPPLIER. Should SUPPLIER decrease the price to any third party for similiar quantities of substantially the same PRODUCTS, below the prices shown in this AGREEMENT; SUPPLIER agrees to immediately offer these lower prices to HSI.

3.3 SUPPLIER agrees to provide any proposed change to HSI's acquisition cost, in writing, 90 days prior to the end of the Initial Term and each Renewal Term to determine how a change in HSI's acquisition cost is to be implemented. In any case, no cost increases will be implemented except with HSI's written consent and with adequate notice in respect of HSI's catalog printing cycles.

3.4 SUPPLIER agrees to keep HSI competitive to relative market acquisition costs of like PRODUCTS. If Products with like features and of like quality become available in the market at less than the acquisition cost set forth in attachments to this AGREEMENT and HSI has performed acceptable 'Due Diligence' on the PRODUCTS features and net pricing of the new, as compared to the existing PRODUCTS, then the SUPPLIER will reduce acquisition cost on all undelivered PRODUCTS to keep HSI competitive in the market. If SUPPLIER will not so reduce prices, HSI may acquire the PRODUCT from any third party who can legally supply the PRODUCT. In such event, neither HSI nor SUPPLIER shall bear any further obligation with regard to future acquisition of the PRODUCT.

4. SUPPLIER MARKETING SUPPORT

4.1 SUPPLIER agrees to provide promotional funding, marketing support, product samples and rebates as the parties mutually agree are appropriate to increase sales of the PRODUCT.

5. ORDERS

5.1 Orders under this AGREEMENT may be placed by any authorized HSI purchasing activity. No changes will be made to the PRODUCTS or the terms of this AGREEMENT without a written modification of this AGREEMENT approved by The Director of the Business Development Unit or the Executive Vice President of HSI.

5.2 SUPPLIER agrees to deliver PRODUCTS on demand within the lead times shown on the attachments to this AGREEMENT. SUPPLIER's failure to meet these delivery requirements will be deemed sufficient cause for HSI to cancel this AGREEMENT or, at HSI's option, to source PRODUCTS from an alternative manufacturer, on a temporary or permanent basis.

5.3 On established products, with such frequency as SUPPLIER reasonable requests, HSI will provide a non-binding, rolling 12 month forecast of purchase requirements of PRODUCTS to SUPPLIER. For newly introduced products, a three month period will be necessary to learn patterns of demand.

5.4 SUPPLIER will provide only [logo]Henry Schein Brand product under this AGREEMENT. If Henry Schein allows SUPPLIER to temporarily ship the SUPPLIER'S brand instead of the [logo]Henry Schein Brand, SUPPLIER will permit Henry Schein to return for credit any unsold SUPPLIER brand product. In no event, should SUPPLIER make such a substitution except with Henry Schein's express written approval. Substitution for international sale will not be possible. SUPPLIER will manage packaging inventory to have adequate stocks while limiting inventory to the extent feasible to allow for labeling change as HSI adds operations in other countries.

6. SHIPMENT AND PAYMENT TERMS

6.1 SUPPLIER will provide all shipments on an FOB origin basis. SUPPLIER will ship PRODUCTS as directed by HSI. SUPPLIER will use any preferred carrier which HSI specifies.

6.2 HSI will pay for PRODUCT in U.S. Dollars on payment terms of net 30 days from the date of invoice. No invoice should be issued prior to shipment.

7. TECHNICAL SUPPORT

7.1 As the parties reasonably agree, SUPPLIER, at its expense, will provide HSI with technical support on all PRODUCTS by offering appropriate literature, training including on-site training at agreed upon HSI facilities, and other technical support as is reasonable for the PRODUCTS.

8. OTHER MATTERS

8.1 In additionn to any other indemnity provisions contained herein, SUPPLIER agrees to indemnify HSI against and defend and hold harmless HSI from any and all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses, including without limitation, interest, penalties, reasonable attorneys fees and expenses, asserted against, resulting to or representation, warranty, covenant or agreement SUPPLIER contained in or made pursuant to this AGREEMENT or (ii) any negligent or wrongful act or omission of SUPPLIER or its employees.

8.2 In addition to any other indemnity provisions contained herein, HSI agrees to indemnify SUPPLIER against and defend and hold harmless SUPPLIER from any and all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses, including without limitation, interest, penalties, reasonable attorneys fees and expenses, asserted against, resulting to or imposed upon or incurred by SUPPLIER directly or indirectly, by reason of or resulting from (i) a breach of any AGREEMENT or

    (ii) any negligent or wrongful act or omission of HSI or its employees.

8.3 Any and all notices, requests, demands, consents, approvals or other communications required or permitted to be given under any provision of this AGREEMENT shall be in writing and shall be deemed given upon personal delivery or the mailing by first class certified mail, return receipt requested, postage prepaid, as follows:

If to HSI regarding any price or quality change:

Clearly identify the HSI item code for any item for which a change is proposed, the current price and the proposed price. Mark the words PRICE CHANGE or QUALITY CHANGE, as appropriate, in letters at least 1' high and send to Director - BDU, and Product Data Management Group - Purchasing at Henry Schein at the following addresses:

Henry Schein, Inc.
Attention: Director, BDU
135 Duryea Road
Melville, NY 11747

Henry Schein, Inc.
Attention: Product Data
Management Group
135 Duryea Road
Melville, NY 11747

and any authorized
HSI purchasing activity
other than HSI Melville
purchasing PRODUCTS
under this AGREEMENT.

If to HSI regarding any other matter:

Henry Schein, Inc.
135 Duryea Road
Melville, NY 11747
Attn: Mark E. Miotek, General Counsel

If to Supplier:

Schick Technologies, Inc.
31-00 47th Avenue
Long Island City, NY 11101

Any party may change its address for the purposes of this AGREEMENT by notice to the other parties given as aforesaid.

8.4 Each party acknowledges that it has read this AGREEMENT, fully understands it, and agrees to be bound by its terms and further agrees that it is the complete and exclusive statement of the AGREEMENT between the parties, which supersedes and merges all prior proposals, understandings and all other agreements, oral and written, between the parties relating to the subject matter of this AGREEMENT. This AGREEMENT cannot be modified or altered except by a written instrument duly executed by authorized executive officers of both parties.

8.5 The SUPPLIER shall keep this AGREEMENT and its terms strictly confidential, and will not provide this AGREEMENT or disclose its terms to any third party. SUPPLIER will not use this AGREEMENT in any lawsuit or proceeeding for any purpose, except, if necessary, to enforce this AGREEMENT. The SUPPLIER will use its best efforts to insure that their accountants and lawyers will keep this AGREEMENT and its terms strictly confidential.

8.6 This AGREEMENT may not be assigned by SUPPLIER unless substantially all of the assets of SUPPLIER are transferred by merger, acquisition, consolidation, or operation of law. In this event, SUPPLIER will notify HSI in writing and HSI will have the right to terminate this AGREEMENT upon 30 days notice to SUPPLIER with no further obligation to SUPPLIER. Any assignee of this AGREEMENT will continue to be bound by the terms of the AGREEMENT and the Continuing Guaranty.

  8.7  This AGREEMENT shall be governed by the laws of the State of New York excluding its principles of conflicts of laws.

  8.8  No delay or omission by either party hereto to exercise any right or power hereunder shall impair such right or power or be construed to be a waiver thereof. A waiver by either of the parties hereto of any of the covenants to be performed by the other or any breach thereof shall not be construed to be a waiver of any succeeding breach thereof or of any other covenant herein contained. All remedies provided for in this
       AGREEMENT shall be cumulative and in addition to and not in lieu of any other remedies available to either party at law, in equity or otherwise.

  8.9  If any provision of this AGREEMENT is declared or found to be illegal, unenforceable, or void, then both parties shall be relieved of all obligations arising under such provision, but only to the extent that such provision is illegal, unenforceable, or void, it being the intent and agreement of the parties that this
       AGREEMENT shall be deemed amended by modifying such provision to the extent necessary to make it legal and enforceable while preserving its intent or, if that is not possible, by substituting therefor another provision that is legal and enforceable and achieves the same objective.

8.10   The provisions set forth in Attachment A are incorporated herein by reference and made a part hereof. In the event any portion of Attachment A is in conflict with any other clause elsewhere contained in the
       Agreement, then the terms of Attachment A shall prevail.

ACCEPTED AND AGREED TO:

Schick Technologies, Inc.                                 Henry Schein, Inc.
SUPPLIER


By: /s/ David Schick                                      By: /s/ Napoleon Monroe
    David Schick                                              Napoleon Monroe
    Name                                                      Name
    President, CEO                                            Director, Business Development Unit
    Title                                                     Title